                                                                     Exhibit 5

                             MILLER, NASH, WIENER,
                              HAGER & CARLSEN LLP
                        ATTORNEYS AND COUNSELORS AT LAW
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                          PORTLAND, OREGON 97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155

                                August 26, 1996


Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, Oregon  97204

          Subject:    Registration Statement on Form S-8

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,500,000 shares of the Company's Common Stock, $1 par value ("Shares"), to be issued under the Company's 1996 Employee Stock Purchase Plan, as amended ("Plan"), together with related rights thereunder.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Plan has been duly adopted and approved by all necessary corporate action.

          2. The Shares issuable under the Plan have been duly authorized and reserved for issuance.

          3. When the Shares are issued and sold by the Company as provided in the Plan while the Registration Statement is effective and in compliance with state securities laws, and when payment for the Shares to the extent and in the manner required by the Plan and not less than the par value thereof is received by the Company, the Shares will be legally issued, fully paid and nonassessable.

          We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                            Very truly yours,



                            MILLER, NASH, WIENER, HAGER & CARLSEN LLP